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                                                                      EXHIBIT 5


                             COHEN & GRIGSBY, P.C.
                                ATTORNEYS AT LAW
                                 2900 CNG TOWER
                               625 LIBERTY AVENUE
                      PITTSBURGH, PENNSYLVANIA 15222-3115

                            TELEPHONE (412) 394-4900
                               FAX (412) 391-3382


                                 July 23, 1997


F.N.B. Corporation
Hermitage Square
Hermitage, PA  16148

Gentlemen:

               We have acted as counsel to F.N.B. Corporation, a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") in order to register under the Securities Act of 1933, as amended, $75,000,000 aggregate principal amount of (i) Subordinated Term Notes due 3, 6, 9, 12, 18, 24, 30, 36, 48, 60, 84 and 120 Months (in the
aggregate, the "Term Notes") and (ii) Subordinated Daily Notes (the "Daily Notes") of the Company (the Term Notes and the Daily Notes are collectively referred to herein as the "Securities") to be issued under an Indenture, dated as of May 15, 1992, between the Company and Northern Central Bank, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture between the Company and the Trustee dated as of January 1, 1994 (collectively the "Indenture").

               In connection with the foregoing, we have examined:

         (a) The Registration Statement and the exhibits and amendments thereto;

         (b) The Company's Articles of Incorporation, as amended, and Bylaws, as amended;

         (c)   The Indenture;

         (d) The form of Officer's Certificate of the Company setting forth the terms of the Term Notes and the Daily Notes;

         (e) Resolutions adopted by the Executive Committee of the Board of Directors of the Company on July 17, 1997 relating to the offering and sale of the Securities pursuant to the Registration Statement (the "Resolutions"); and

         (f) Such other corporate records and documents as we have considered relevant, necessary or appropriate for purposes of this opinion.

               We have also assumed:

               (i) the due authentication by or on behalf of the Trustee and the due execution and delivery by the Company of the Securities;


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F.N.B. Corporation
July 23, 1997
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               (ii)  the issuance and sale of the Securities under the Indenture as described in the Registration Statement, including receipt by the Company of the full consideration for the Securities set forth therein; and

               (iii) that we have been provided with all amendments to the Company's Articles of Incorporation and Bylaws through the date hereof, that the Indenture has not been amended or repealed and that the Resolutions have not been amended or repealed.

               Based upon such examination and assumptions, we are of the opinion that the Securities and the Indenture will be enforceable obligations of the Company.

               We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters" in the Prospectus which constitutes part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

               This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991) as supplemented or modified by Part I, together with the Forward and Glossary of the Pennsylvania Third Party Legal Opinion Supplement (the "Pennsylvania Supplement") of the PBA Section of Corporation, Banking and Business Law (1992). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord and the Pennsylvania Supplement, and this Opinion Letter should be read in conjunction therewith. Unless otherwise indicated, capitalized terms used in this Opinion that are defined in the Accord or the Pennsylvania Supplement will have the same meanings in this Opinion as the meanings set forth in the Accord or the Pennsylvania Supplement, respectively (and, to the extent of a conflict between the same, priority shall be given to the Accord and the Pennsylvania Supplement in that order).

                                                 Very truly yours,


                                                 COHEN & GRIGSBY, P.C.


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